Purchase Agreement

between

1.        Berges  Antriebstechnik  GmbH & Co. KG (Gummersbach  Local Court,  HRA
          1942), represented by its general partner Berges Antriebstechnik GmbH (Gummersbach Local Court, HRB 1283) which is itself represented by its managing directors with power to represent the company alone Dietmar Sarstedt and Herbert Wolfslast, all with business address at Industriestr. 13, 51709 Marienheide,

                                                    - hereinafter: the "Seller",

2. Mrs. Karen Sarstedt, nee Wolfslast, Landwehrstra(beta)e 10 a, 51709 Marienheide,

and

3.        TB    Wood's     (Deutschland)     GmbH,     formerly     JFP    Achte
          Vermogensverwaltungsgesellschaft   mbH  with  its  seat  in  Wiesbaden
          (Wiesbaden Local Court, HRB 10579),

                                                    - hereinafter: the "Buyer" -

4. Mr. Thomas C. Foley, with business address TB Wood's Incorporated, 440 North Fifth Avenue, Chambersburg, PA 17201-1778, USA,

5. TB Wood's Incorporated, 440 North Fifth Avenue, Chambersburg, PA 17201-1778, USA, represented by Mr. Thomas C. Foley as Chairman of the Board,

                                                - hereinafter: the "Guarantor" -

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The parties No. 3 through 5 are represented by Mr. Martin  Schulte,  attorney at law, Punder, Volhard, Weber & Axster, Cecilienallee 6, 40474 Dusseldorf


Recitals

The Seller is the sole shareholder of

                             Berges electronic GmbH
                       (Gummersbach Local Court, hrb 1671)
                             (hereinafter: "GmbH");

The Seller holds five shares of DM 19,000, DM 1,000, DM 30,000, DM 50,000 and DM 400,000 in GmbH's capital stock of DM 500,000;

GmbH and Mrs. Karen Sarstedt are the sole shareholders of

                    Berges electronic S.r.l. (Naturns, Italy)
                      (Bozen Commercial Register, No. 8404)
                            (hereinafter: "S.r.l.");

GmbH holds 17,820 shares of LIT 10,000 each and Mrs. Karen Sarstedt hold 180 shares of LIT 10,000 each in the capital stock of S.r.l.;

Messrs. Dietmar Sarstedt and Herbert Wolfslast are Managing Directors of GmbH with sole powers of representation and have been released from all limitations, while the management of S.r.l. is the responsibility of the Board of Directors, to which belong Mr. Dietmar Sarstedt as Chairman, Mr. Bruno Svaldi as Vice Chairman and

Mrs. Karen Sarstedt as member (updated commercial registry excerpts for the Seller and the personally liable shareholder thereof, as well as for GmbH, S.r.l. and Berges Italiana S.r.l. have been attached hereto as Annex 1);

Mr. Dietmar Sarstedt is the sole shareholder and Managing Director of Berges Scandinavia AB, Malmo, Sweden. He is prepared to sell the shares to the Buyer or to liquidate the company as of 31 December 1997. The parties are yet to discuss and come to an agreement on this issue.

NOW, THEREFORE, the Parties hereby execute the following


                               Purchase Agreement.

1.        Object of Agreement; Transfer

1.1 The Seller hereby sells and transfers its five (fully paid-in) shares with respective par values of DM 19,000, DM 1,000, DM 30,000, DM 50,000 and DM 400,000 in GmbH along with all of the dividend participation rights associated therewith for the current 1997 financial year as well as any ancillary rights to the Buyer.

          Immediately following the execution of this Agreement, the Seller and the Buyer shall execute the agreement on the transfer of the shares referred to in Section 1.1 attached hereto as Annex 1 A in notarial form.

1.2       The Buyer hereby accepts the above purchase offer.

1.3 Mrs. Karen Sarstedt sells and transfers the 180 shares of LIT 10,000 each, which she holds in S.r.l. to Mr. Thomas C. Foley within the framework of the agreement attached as Annex 2; Thomas C. Foley accepts this purchase offer.

1.4 The Seller and GmbH have each provided guarantees for the other company or have taken out loans which can be used by both companies. Berges Italiana S.r.l. and S.r.l. have likewise issued mutual guarantees vis-a-vis the financing banks. Reference is hereby made to Annex 3.

          Attached hereto as Annex 4 are certificates from the relevant banks which, in the opinion of the Seller and Berges Italiana S.r.l., disclose the amount of the liabilities of GmbH and S.r.l. vis-a-vis such banks as of 30 June 1997 and which, in the opinion of the Seller and Berges Italiana S.r.l., furthermore confirm that GmbH and S.r.l. shall no longer be liable for any liabilities of the Seller or Berges Italiana S.r.l. from 1 July 1997. Reference is made to Section 5.10.1
          i) of this Agreement.

          The Buyer shall be obligated to effect prior to the Transfer Date the release of the Seller and Berges Italiana S.r.l. from the joint liability and any guarantees in favor of the companies taken over. This shall transpire through the redemption of bank loans, the provision of other securities or through refinancing.

1.5 The Guarantor waives its right resulting from the Stand By letter of Credit No. 4765500264 i-a. (Appendix 5) against Deutsche Bank AG under the condition precedent that the transfer of shares contemplated in
          Section  1.1 has  occurred.  It will  confirm  this  waiver  vis-a-vis
          Deutsche Bank AG as soon as practically possible. The Parties agree that the liability potentially arising from such Letter of Credit against Deutsche Bank AG is not counted as part of the loan and bank liabilities pursuant to Section 3.3 hereof.

2.        Transfer Date

          In the terms of this Agreement, the Transfer Date shall be 12:00 a.m. on December 1, 1997. The Companies are deemed to be conducted for the account of and at the risk of the Buyer from that date.


3.        Purchase Price; Loans

3.1 The purchase price for all shares in GmbH shall consist of a premium of DM 2,200,000.00 (in words: two million two hundred thousand Deutsche marks) +/- the Asset Book Value of the Equity (as defined in No. 3.2 below) as of 30 June 1997, which is to be computed on the basis of the Consolidated Half-Year Financial Statements (as defined in No. 3.6 below) of GmbH and S.r.l. Out of the purchase price, an amount of DM 40,000.00 is allocated to the shares transferred by Mrs. Karen Sarstedt.

          The purchase price shall bear interest for the time from July 1, 1997 at a rate of 3%.

3.2 The Asset Book Value of the Equity is to be computed in accordance with the following example, which is based on the figures as of 31 December 1996:

a)        Equity

(1.)      Subscribed capital                                       DM 500,000.00
(2.)      Surplus capital                                        DM 1,135,300.00
(3.)      Retained earnings/accumulated deficit                  DM 1,698,874.47
                                                                 ---------------
(4.)      Interim sum                                            DM 3,334,174.47
(5.)      Compensatory item for currency translation                DM 41,772.84
(6.)      Compensatory item for shares of other
          shareholders
          a)       in subscribed capital                             DM 1,810.08
          b)       in surplus capital                                  DM 781.27
          c)       in retained earnings/accumulated deficit         DM 10,331.89
                                                                    ------------
                                                                    DM 12,923.24
                                                                    ------------
(7.)      Total equity                                           DM 3,388,870.55

b)        less

(1.)      Intangible assets
          Franchises, trademarks, patents, licenses              DM 1,050,430.53
(2.)      Goodwill  DM 2,086,470.18
(3.)      Advance payments                                               DM 0.00
(4.)      Total                                                  DM 3,136,900.71

     Material book value of net equity (a minus b)               + DM 251,969.84

3.3 The Parties assume that the sum of a) the purchase price under No. 3.1 above, b) the liabilities of the companies taken over (after deduction of accounts receivable) vis-a-vis subsidiary and c) affiliated companies and d) the loan liabilities of the companies taken over shall not exceed DM 11,000,000.00. In the event such assumption be wrong, the purchase price under No. 3.1 above shall be reduced until the sum of a), b), c) and d) be DM 11,000,000.00. For the avoidance of doubt, the term "loan liabilities" shall not encompass any liabilities listed under the heading "trade liabilities" or "other liabilities" in the Consolidated Half-Year Financial Statements.

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


The figures are as follows as of December 31, 1996:

a)        Purchase price under No. 3.1
          Asset Book Value of the Equity                           DM 251,969.84
          Premium  DM 2,200,000.00

b)        Liabilities to subsidiary companies (Berges
          Antriebstechnik GmbH & Co. KG)                           DM 381,391.55

c)        Liabilities to affiliated companies (Berges
          Italiana S.r.l.)                                       DM 2,025,608.22
          less accounts receivable from affiliated
          companies                                               - DM 67,511.83

d)        Loan liabilities (vis-a-vis banks and other
          loan creditors)                                        DM 4,818,047.50

          Total                                                  DM 9,609,505.28

3.4 Prior to the Transfer Date, the Buyer shall pay a partial amount of DM 1,660,000 (in words: one million six hundred and sixty thousand Deutsche marks) to Seller and Mr. Thomas C. Foley shall pay DM 40,000 (in words: forty thousand Deutsche Marks) to Mrs. Karen Sarstedt onto the following bank accounts:

              Seller:
              Account Holder:        Berges Antriebstechnik GmbH & Co. KG
              Account No.:           0104364
              Bank:                  Deutsche Bank AG, Gummersbach
              Bank Code:             384 700 91

              Mrs. Karen Sarstedt:
              Account Holder:        Dietmar Sarstedt
              Account No.:           0161091
              Bank:                  Deutsche Bank AG, Gummersbach
              Bank Code:             384 700 91

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


          The   remainder  of  the   purchase   price  must  be  paid  onto  the
          above-mentioned bank account within 10 days after the Parties agree on the Consolidated Half-Year Financial Statements.

          The following shall apply in the event the Buyer not recognize the Consolidated Half-Year Financial Statements presented by the Seller:

          A purchase price established on the basis of the variant version prepared by Arthur Andersen (see No. 3.7 below) shall be payable within 10 days after presentation of the modified version. Any further remaining amounts must be paid within 10 days of the Arbitrator's decision on the Consolidated Half-Year Financial Statements.

3.5 In the event any actual additional tax expense arise for the assessment periods prior to the Transfer Date - even as a consequence of any subsequent tax audits by the Revenue Service - which is not covered by corresponding liability items - including reserves - and which is not offset by any reduction of taxes or earnings in the subsequent years, the purchase price shall be reduced by the additional tax expense. With regard to the computation of the additional tax expense, the allocation of profit to reserves on a pro rata temporis basis must be assumed. The Buyer and Seller shall mutually provide each other any assistance related to the defense of any tax claim. In the event any audit by the Revenue Service reveal a refund, the Buyer shall be obligated to forward the resulting amount to the Seller.

3.6 The Asset Book Value of the Equity as of the Transfer Date must be computed on the basis of the consolidated financial statements of GmbH and S.r.l. to be prepared as of 30 June 1997 (Consolidated Half-Year Financial Statements).

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


          GmbH and S.r.l. (hereinafter jointly referred to as "the Companies") have taken inventories as of 30 June 1997. The Guarantor did not exercise the possibility granted it to participate in the taking of the inventories. The Parties agree, however, that no acknowledgment of the results of the inventories on the part of the Buyer or the Guarantor is to be seen herein. The Seller commissioned the independent auditing firm Tombers u. Partner GmbH (Gummersbach) to audit and certify the half-year financial statements of GmbH and to prepare the Consolidated Half-Year Financial Statements on the basis thereof and on the basis of the financial statements of S.r.l. The Seller shall present these financial statements prior to November 30, 1997 at the latest. The financial statement must be prepared observing balance sheet consistency and in accordance with generally accepted accounting principles in Germany and Italy. However, in order to compute profit on an accrual basis, trade fair costs, insurance premiums, allocations rendered for insurance premiums as well as vacation pay accrued over the year must be accounted for on a pro rata temporis basis. No liability items are to be set up for the preparation and auditing of the interim financial statements. Any claim for the reimbursement of corporate income tax resulting from a potential loss as of June 30, 1997 shall be activated.

3.7 After receipt thereof, the Seller shall immediately forward one copy respectively of the semi-annual financial statements of GmbH and S.r.l. as well as the Consolidated Half-Year Financial Statements to the Buyer as well as to Arthur Andersen GmbH (hereinafter, "AA") as well as to PUENDER, VOLHARD, WEBER & AXSTER, Attorneys at Law (Attn.:
          Attorney Martin Schulte). Insofar as the Buyer not raise any objections to the Consolidated Half-Year Financial Statements in writing within six weeks after receipt thereof, which deadline shall under no circumstances expire prior to December 15, 1997, such financial statements shall become binding.

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


          The Buyer shall have AA audit the Consolidated Half-Year Financial Statements which are prepared by the Seller. If necessary in the opinion of AA, AA shall prepare a modified version of the Consolidated Half-Year Financial Statements, which the Buyer shall then forward to the Seller within the six-week period. Insofar as the Seller not raise any written objections to the version of the Consolidated Half-Year Financial Statements modified by AA within six weeks after receipt thereof, the version of the Consolidated Half-Year Financial Statements modified by AA shall become binding.

          Any objections must be made in writing, whereby communication per fax shall satisfy the requirement for the written form. Objections

          -    of the Seller are to be addressed to:

               Mr. Thomas C. Foley, TB Wood's Incorporated, 440 North Fifth Avenue, Chambersburg, PA 17201-1778, Telefax 203 622 6538

               Arthur          Andersen          Wirtschaftsprufungsgesellschaft
               Steuerberatungsgesellschaft mbH, Mergenthalerallee 10-12, 65760 Eschborn/Frankfurt am Main

               PUENDER,   VOLHARD,  WEBER  &  AXSTER  (Attn.:   Attorney  Martin
               Schulte),  Cecilienallee  6,  40474  Duesseldorf,  Telefax:  0211
               4355600

               The aforementioned six-week period is satisfied if the objections have reached either of the three aforementioned addressees in time.

          -    of the Buyer are to be addressed to:

               Mr. Dietmar Sarstedt at Berges Antriebstechnik GmbH & Co. KG, Industriestr. 13, 51709 Marienheide, fax: (+49 2264) 17130.

3.8 In the event each Party object to the Consolidated Half-Year Financial Statements presented by the other Party, the Parties hereby agree to initially enter into negotiations to attain a concerted arrangement. Such negotiations shall include a personal meeting at which Messrs. Thomas C. Foley and Dietmar Sarstedt must be in attendance. In the event such negotiations and meetings not lead to any settlement arrangement within four weeks after the receipt of the most recent objection, the two versions of the Consolidated Half-Year Financial
          Statements shall be presented to KPMG Deutsche Treuhandgesellschaft AG, Wirtschaftsprufungsgesellschaft, Cologne (hereinafter, "the Arbitrator"). The Arbitrator shall then make a final decision regarding the Consolidated Half-Year Financial Statements. Within the framework of such decision, the Arbitrator shall audit the drafts prepared by each Party and shall take into consideration the objections raised by each Party against the draft of the respective other Party. The Arbitrator must request to hold a joint meeting with both Parties at which the respective opinions may be explained in order to attain a concerted arrangement. This meeting may also take place within the framework of a phone conference.

3.9 The Seller shall render any advance payments requested by the Arbitrator. Upon the relevant request, the Buyer shall be obligated to immediately reimburse the Seller for half of the amounts paid in advance.

3.10      The  costs  for  the  preparation  and  formulation  of the  half-year financial statements of S.r.l. and the Consolidated Half-Year Financial Statements as well as the costs for the preparation, formulation and auditing of the half-year financial statements of GmbH shall be borne by the respective company. Insofar as any review by the Arbitrator be necessary, the Arbitrator must divide the costs in its invoice between the Seller and the Buyer in accordance with the principles of ss.ss. 91 et seq. of the Civil Procedure Code.


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4.        Compensation of Liabilities; INDEL

4.1 In the past, GmbH and S.r.l. regularly executed exchange transactions with the Seller on the one hand and Berges Italiana S.r.l. on the other. The liabilities of GmbH and S.r.l. currently amount to (after deduction of counter-claims):

          a) Liabilities of S.r.l. vis-a-vis Berges Italiana S.r.l.: around DM 1,630,000.00

          b)   Liabilities of GmbH vis-a-vis the Seller: around DM 500,000.00

          c)   Liabilities of S.r.l. vis-a-vis the Seller: none

          The Buyer is aware that the respective balance bears interest at a rate of 5.5% p.a.

          The Buyer shall ensure that GmbH and S.r.l. repay the above-mentioned amounts to the respective creditors prior to the Transfer Date.

4.2 The figures specified in Section 4.1 above have been computed roughly. The exact amounts of the balances of the transfer accounts have yet to be determined, given, for example, that rent and allocations are still to be settled on a prorated basis. Insofar as it become evident after the Transfer Date that the above-mentioned values are not accurate, the Parties shall compensate any difference upon presentation of proof.

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


4.3 The Buyer shall assume an absolute guarantee for the above-mentioned claims of the Seller and Berges Italiana S.r.l. against the Companies.

4.4 S.r.l. is entitled to a claim against INDEL (Austria) in the amount of ATS 4,106,486.10 (in words: four million one hundred and six thousand four hundred eighty-six Austrian shillings). S.r.l. sold and assigned this claim at the nominal value to Berges Italiana S.r.l. by way of the Deed of 24 July 1997, which is attached hereto as Annex 6. The purchase price shall be offset by the claims to which Berges Italiana S.r.l. is entitled against S.r.l.

          The Buyer shall instruct S.r.l. to pay Berges Italiana S.r.l. a commission of 3% plus the applicable value-added tax for all transactions conducted with Vogel Pumpen (Austria). This payment duty shall not apply so long as and insofar as INDEL be entitled to any commission claim against S.r.l. for these types of transactions. By way of the agreement with INDEL attached hereto as Annex 6, it shall be ensured that the commission due to INDEL shall be disbursed to Berges Italiana S.r.l. S.r.l. shall not have to pay the provision twice. The duty to pay commission to Berges Italiana S.r.l. shall end as soon as Berges Italiana S.r.l. has received the amount of ATS 4,106,486.10 from INDEL or S.r.l.


5.        Representations and Warranties

5.1 The Seller does not assume any warranty or guarantee for the long-term value or earnings capacity of the shares or the two Companies. However, the Seller hereby represents and warrants that the following facts and circumstances are accurate and complete in relation to the Transfer Date. Insofar as the following representations not represent any "warranted features" (zugesicherte Eigenschaften), the Seller shall assume an independent guarantee for the accuracy and completeness of the following facts and circumstances.

5.2       The Companies

5.2.1 The Companies have been properly formed in accordance with the respective laws of the places of incorporation and the registered offices under the bylaws, and continue to operate with legal effect.

5.2.2 The shareholders of the Companies have neither proposed nor approved the dissolution or windup of the Companies; likewise, no merger of the Companies with other companies has been proposed or approved.

5.2.3 No petition to initiate bankruptcy or composition proceedings has been filed with regard to the Companies.

5.2.4 The commercial registry excerpts which are attached hereto as Annex 1 are accurate and complete. All shareholders' resolutions and other circumstances which are subject to registration are reflected in such commercial registry excerpts.

5.2.5 The Companies are not bound by any company agreements in the terms ofss.ss. 291 et seq. of the Corporation Act.

5.2.6 Beyond the holdings mentioned in the Recitals, neither of the Companies holds any shares or other holdings in other companies. ASEL, a former subsidiary of S.r.l., has been wound up. No liabilities remain.

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5.3       Shares

5.3.1     The factual data in the Recitals are accurate and complete.

5.3.2 The shares in GmbH and S.r.l. (hereinafter collectively: "the Shares") are free of any pledges, seizures, usufructs or other encumbrances, including any options or preemption rights in favor of third parties. The Seller may dispose of the Shares without the cooperation or approval of third parties. The Seller hereby expressly declares its approval of the share sale executed by way of this Agreement (see ss. 13 of the GmbH's Articles of Association). The approval of GmbH as shareholder of S.r.l. has likewise been obtained (Annex 7). No further restrictions exist in relation to the transferability of the Shares.

5.3.3 Since January 1, 1997, no dividends or interim dividends have been approved with regard to the Shares. No rights to future dividends or other rights related to profit have been promised, transferred or pledged to third parties. No other payments to shareholders have been made outside the course of ordinary business; the Companies have likewise not made any promises to make such payments in the future.

5.3.4 Neither the Seller itself nor the shareholders thereof nor relatives in the first or second degree of such shareholders nor any companies controlled by these groups of people hold shares directly or indirectly in companies which compete with the Companies. As a supplement hereto, reference is hereby made to No. 6.2 hereof.

5.4       Financial Information

5.4.1 The annual financial statements of the Companies as of December 31, 1994, 1995 and 1996 (hereinafter jointly referred to as "the Financial Statements"), which are attached hereto as Annexes 8 - 13,

          a) have been prepared in relation to the past five financial years in accordance with the applicable laws and generally accepted accounting principles in Germany and Italy, observing balance sheet consistency;

          b) provide in the terms of the Commercial Code a true and fair view of the financial position and earnings and performance of the Companies.

5.4.2 The annual financial statements of GmbH have been given an unqualified auditor's opinion by the company's independent auditor. The annual financial statements of S.r.l. have been formulated by the company's independent auditor and accountant.

5.4.3 All accounting documents, main ledgers and financial and other documents of the Companies (including electronically stored financial information and data):

          a)   are in the possession of the Companies;

          b)   have been properly kept with due diligence;

          c)   have been stored for the periods prescribed by law.

5.4.4 Upon the balance sheet cutoff dates relevant to the respective financial statements, no liabilities or obligations were known, whether conditional or not, due or not due, except for those liabilities and obligations which have been listed in the attached financial statements or for which reserves have been built.

5.4.5 As far as is known, the Companies have no contingent liabilities except for those which have been completely accounted for in the Financial Statements or the Consolidated Half-Year Financial Statements.

5.4.6 For the period from 1 January 1997, the following is true:

          a) As far as is known, the Companies have not conducted any transactions or entered into any liabilities which were in themselves or in their entirety serious in relation to the Companies' business activity, except for those transactions which fell within the course of ordinary business.

          b) The Seller has not made any withdrawals. The Companies have likewise not rendered directly or indirectly to the Seller or the shareholders thereof any payments beyond the fulfillment of obligations arising in the course of ordinary business.

          c) Irrespective of whether insurance protection existed or not, no damage has occurred and no damage compensation claims against the Companies have been asserted which have affected the business activity or the assets of the Companies in any significant way beyond the course of ordinary business.

          d) The Companies have neither provided guarantees nor assumed joint and several liability nor issued any guaranties for the liabilities of third parties, unless such occurred within the course of ordinary business upon conditions and in amounts which were consistent with the previous business practice.

          e) The inventory has neither increased nor decreased exceptionally. Apart from common exceptions in the course of ordinary business, the Companies have neither sold goods under any amount which was below the valuation in the 1996 annual financial statements nor have they sold inventory at any prices which did not cover costs.

          f) No severance payments have been rendered to managing directors of the Companies. The total payments rendered in relation to severance pay or dismissals have not increased in relation to the average of the previous year.

          g) The salaries, ancillary compensation, bonuses and other benefits which the managing directors or other employees of the Companies are to be granted have not increased except for the normal increases and adjustments in the course of ordinary business.

5.4.7 In the period from June 30, 1997, the economic situation of the Companies did not deteriorate in any identifiable or material fashion such that the Companies were burdened either individually or together by more than DM 500,000.00.

5.5       Leased Property

5.5.1     Neither of the Companies owns property.

5.5.2 The subject-premises described in the lease agreements attached hereto as Annex 14 are rented or leased by the Companies at the terms and conditions evident in the Annexes; the subject-premises are suited for the use for which they are intended.

5.5.3 According to the Seller's knowledge, the current use of the subject-premises is neither hindered nor prejudiced by any public law or third-party right. According to the Seller's knowledge, the official permits and approvals required for the current use have been presented.

5.5.4 The Buyer hereby confirms that the subject-premises are in good conditions in conformance with the provisions of the lease agreement.

5.5.5 The Companies have not used or possessed any other property in the 10-year period prior to the execution hereof.

5.5.6 According to the Seller's knowledge, the subject-premises contain neither asbestos nor any other substances which are harmful in accordance with the current state of scientific knowledge.

5.5.7 The Seller is unaware of any contamination of the subject-premises, the surroundings or ground water thereof which require redress.

5.6       Legality of Business Activity

5.6.1 According to the Seller's knowledge, no applicable laws, regulations or provisions are being violated by the business activity. This applies in particular to environmental law.

5.6.2 According to the Seller's knowledge, the Companies have always observed the provisions applicable to employment protection, safety at the workplace and hygiene.

5.6.3 According to the Seller's knowledge, the Companies have not used, stored, removed or emitted into the environment any substances which harm or pollute the environment in any way which violates applicable provisions and which is thus inadmissible and could disrupt business activity.

5.6.4 According to the Seller's knowledge, the Companies possess all necessary official permits so that nothing opposes the continuance of the business activity at the same place, in the same type and way and in the current scope. No issued permits have been canceled or restricted nor is any cancellation, revocation or restriction currently foreseeable. The business activity of the Companies is operated within the framework of the admissible.

5.6.5 The Seller is unaware of any serious on-the-job accidents which are not fully covered by insurance and which could lead to claims against the Companies. No employees have asserted claims against the Companies for any other work-related illnesses.

5.6.6 The Seller is unaware of any facts which make it evident that the products it produces have not always complied with all applicable laws and regulations as well as the applicable industrial standards.

5.7       Insurance

5.7.1 The Companies have concluded the insurance agreements listed in Annex 15 the policies of which are attached. The Companies have undertaken everything in order to maintain the insurance coverage resulting therefrom.

5.7.2 All insurance premiums which are due in accordance with the above-mentioned policies have been paid and all obligations for which the Companies are responsible in accordance with such policies have been fulfilled.

5.7.3 The insurance agreements shall remain valid until December 31, 1997, unless the respective insurance companies terminate such agreements.

5.7.4 The Companies have not been presented any notices, whereby the insurance companies intend to terminate or no longer renew the insurance agreements.

5.7.5 The Seller is unaware of any circumstances which could invalidate any of the insurance agreements or enable the insurance companies to exercise the special right to termination. The Seller is also unaware of any circumstances which could lead to an increase of the insurance premiums or deductibles.

5.8       Intellectual and Industrial Property Rights

5.8.1 The Companies are the sole and exclusive owners of the copyrights, patents and trademark rights which are listed in the certificate from the patent attorney active for the Companies, which is attached as Annex 16 and specifies the respective registration numbers, terms and material contents thereof. None of the above-mentioned property rights is encumbered in favor of third parties. The Companies shall be entitled to continue the use of the company logo (right No. 117288 of Seller) in red.

5.8.2 To the best of Sellers' knowledge, the Companies have taken all the measures necessary to maintain the above-mentioned licenses and property rights; insofar as possible, these property rights have been registered in the names of the Companies. No registration has expired.

5.8.3 The Companies have not entered into any obligations to provide third parties access to their business secrets, know-how, confidential information or lists of customers or suppliers. According to the Seller's knowledge, such information was exclusively provided in the past to the Guarantor.

5.8.4 As far as the Seller is aware, the performance of the business activity of the Companies does not infringe upon any third-party property rights.

5.8.5 The Companies have only concluded the license agreements listed in Annex 17 hereto. All relevant details, including the amounts of the license fees, are evident in such annex. Insofar as the Seller, one of the shareholders thereof or any of the other companies controlled thereby hold rights which pertain to the business, the Seller shall ensure that GmbH or S.r.l. be granted irrevocable, unlimited and exclusive licenses free of charge.

5.9       Employees; Supplementary Pensions

5.9.1 All of the persons employed with the Companies as of the Transfer Date are listed in Annex 18. The Annex also contains part-time employees and managing directors (hereinafter jointly referred to as "Employees"). The Annex lists the birth date, date of entry, current remuneration and other benefits, such as vacation pay, Christmas money, private use of company cars, benefits for retirement pension within the framework of direct company insurance, as well as the position of each Employee. No benefits granted in the past on the occasion of company anniversaries have been listed.

          No employment relations exist with persons not specified in the above-mentioned Annex. No obligations have been entered into vis-a-vis the Employees beyond the above-mentioned performances, unless such was required by law or collective agreements. No benefits for supplementary retirement pension beyond the direct insurance mentioned in the Annex have been promised. This also applies to former Employees.

5.9.2 No obligations from the cessation, termination, or rescission of employment agreements are in arrears.

5.9.3 With the exception of the Company Agreement on Premiums under Article 9 of the Collective Agreement (Annex 19), the Companies have not reached any agreements which the Employees or works councils which grant Employees claims to profit shares in relation to early retirement or to any acquisition of shares in the broadest sense. Mr. Dietmar Sarstedt receives a percentage of profit, while the commercial agents active for the Companies are remunerated independent of turnover.

5.10      Material Agreements

5.10.1 With the exception of the agreements listed in Annex 20 hereto, the Companies are not bound by any of the following agreements ("material agreements"):

          (a) lease or lease-purchase agreements with a term of more than six months;

          (b) agreements for the acquisition of goods or services for a period of more than six months and/or with a value of more than DM 60,000.00;

          (c) purchase or similar agreements whereby the Companies be obligated to acquire goods, provided such agreements have a term of more than six months and/or a value of more than DM 60,000.00;

          (d)  shareholders', joint venture and similar agreements;

          (e) loan and other bank and overdraft agreements other than those referred to in Section 3.3;

          (f) agreements which significantly restrict the freedom of the Companies in the future to compete in any business sector or vis-a-vis any particular persons;

          (g) agreements or obligations related to the business of either of the Companies as a whole;

          (h)  powers of attorney in favor of third parties;

          (i) guarantees, sureties or similar obligations in favor of the Seller, Berges Italiana S.r.l. or third parties or agreements to provide securities in favor of others (In particular, no claim can be brought against the Companies based on the guarantees or the joint acceptance of bank lonas with respect to liabilities of the Seller of or Berges Italiana S.r.l.);

          (j) pledges or other securities (including the assignment of claims) other than those given to the banks;

          (k) agreements outside of the course of ordinary business and/or at conditions which would not normally be agreed upon with external third parties;

          (l) any other agreement which obligates the Companies to pay expenses of more than DM 60,000.00;

          (m)  commercial agent and authorized dealer agreements.

5.10.2 According to the Seller's knowledge, within the framework of the material agreements concluded, no breach of contract has been committed by the parties to the agreements such that any significant prejudicial effects on the business activity of the Companies are to be anticipated.

5.10.3 According to the Seller's knowledge, no customer of the Companies intends to terminate or modify any existing agreements. In addition, no reason exists to assume that any customer of supplier of the Companies shall terminate or restrict its business relations with the Companies due to the execution of this Agreement and the covenants related hereto.

5.10.4 No reason exists to assume that any of the Employees of the Companies decisive for the business activity shall terminate his or her employment relation with either of the Companies due to this Agreement or the covenants related hereto.

5.10.5 Through the execution hereof and the covenants related hereto, the Seller shall not breach any other agreement to which the Companies are bound. The execution hereof shall furthermore neither enable the termination of any other agreement nor obligate either of the Companies to fulfill their obligations from any other agreement early nor shall either of the Companies fall into arrears in their obligations as a result hereof. In no case does the continuation of the agreements entered into by the Companies depend upon the fact that particular persons (as managing director or in any other capacity) have a legal relation to the Companies.

5.10.6 Beyond the course of ordinary business, the Companies have not issued any guaranties or undertakings or commitments in relation to the goods sold thereby. No servicing agreements which obligate the Companies to service the goods distributed thereby have been executed. The Seller is unaware of any warranty claims or claims to subsequent improvement or replacement deliveries which exceed the average framework of the previous year.

5.11      Legal Violations and Litigation

5.11.1 The Seller is unaware of any pending or threatened administrative or judicial proceedings or proceedings by the district attorney's office against the Companies or any of the Employees thereof which would significantly affect the financial or economic position of the Companies.

5.11.2 Apart from disputes related to individual rights, no labor disputes have occurred between the Companies and the Employees in the previous five years. No circumstances which could lead to labor disputes are currently evident to the Seller.

5.11.3 According to the Seller's knowledge, the Companies are not party to any agreements or covenants which violate the Act against Restraints on Competition or the corresponding provisions of other countries. No agreements or covenants are known which have been or should be registered in accordance with the above-mentioned laws or which have been or should have been notified to the European Commission in accordance with Article 85 of the EU Treaty.

5.11.4 The Companies have not received any requests or notices from the European Commission or from the authorities competent for cartel and competition matters in Germany or any other country which could affect the activities of the Companies in any aspect.

5.11.5 The Companies are not party to any legal disputes, whether they be criminal, civil (including labor law proceedings), administrative, arbitration or other proceedings, which are directed toward either of the Companies or affect them. Likewise, no such proceedings or investigations against the Companies are foreseeable.

5.12      Taxes

5.12.1 The Companies have properly filed in a timely fashion all tax and other declarations which had to be issued in relation to the taxes to be paid prior to the Transfer Date. All taxes were paid when due. Insofar as taxes for the period prior to the Transfer Date not yet be due, reserves shall be built for such in the Consolidated Half-Year Financial Statements. The Companies have properly and completely conducted all relevant fiscal transactions.

5.12.2 According to the Seller's knowledge, the Companies shall not lose any tax advantages due either to the performance of this Agreement or to any other transactions prior to the Transfer Date.

5.12.3 The structure of the available equity of GmbH as of 31 December 1996 is evident in Annex 21.

5.12.4 According to the Seller's knowledge, no hidden distributions of profit have been made.

5.12.5 Pursuant to the tax declaration as of 31 December 1996, the GmbH does not have any loss carry-forward for corporate income tax purposes. Pursuant to verbal information given by the auditor, the tax audit performed by the tax authority in 1997 did not result in any objections. A written confirmation has not yet been received.

5.13      Performance of Business Activity

5.13.1 According to the Seller's knowledge, the tangible and intangible assets and rights and know-how at the disposal of the Companies are sufficient to continue the business activity in the same manner as before the Transfer Date.

5.13.2 The Companies have access to all business documents and files, including such documents to which the Companies do not hold exclusive title or which are not under the direct control of the Companies. The Buyer is aware that the Companies have jointly used the computer systems of the Seller and Berges Italiana S.r.l. and shall also do so in the future. The Seller and Berges Italiana S.r.l. hereby agree to grant the Companies access at any time to the data which affects them.

5.13.3 During the 12 months prior to the execution of this Agreement, no material changes occurred in relation to the clientele, the business or other terms and conditions. This is true with the exception of the price changes known to the Buyer as well as the customers ICBT (France) and INAG (Germany). In addition, no significant customer or supplier of the Companies discontinued or significantly reduced its business relation with the Companies during such period. The Companies and the Seller have no reason to assume that any such change, discontinuation or reduction will occur in the foreseeable future.

5.14 Legal Relation between the Companies and the Seller as well as the Limited Partners Thereof and Berges Italiana S.r.l.

          The managing director agreements between GmbH and Messrs. Dietmar Sarstedt and Herbert Wolfslast will be rescinded by mutual agreement as of November 30, 1997. This also applies to the agreements upon which the activity of both Mr. Dietmar Sarstedt as Chairman of the Board of Directors of S.r.l. and Mrs. Karen Sarstedt as member thereof is based. Moreover, the lease and allocation agreements existing between GmbH and the Seller as well as S.r.l. and Berges Italiana S.r.l. have also been rescinded as of the above-mentioned date. Reference is hereby made to the new arrangements agreed upon in accordance with Nos. 7 to 9 hereof.

          The Parties are aware that agreements for the exchange of goods and services have continuously been and shall still continuously be executed in the future between the Seller and Berges Italiana of the one part and the Companies of the other.

5.15      Product Liability

          No claims which have not been dealt with have been asserted from the point of view of product liability. The Seller is unaware that the products distributed by the Companies could disclose any design or series production defects. Reference is hereby made to No. 5.18.3 above.

5.16      Grants and Subsidies

          The Companies have not been granted or paid any grants, subsidies or similar preferential treatment during the last three years from any international, national or regional agency or authority.

5.17      Miscellaneous

5.17.1 All written information which has been provided by the Seller and the advisors thereof to the legal representatives, employees or advisors of the Buyer within the course of the negotiations over this Agreement is true, complete and accurate in every respect; such information is likewise not misleading as a result of any omissions or ambiguities or for any other reason. The contents of such information corresponds to the state of the Seller's knowledge.

5.17.2 The Buyer has audited both Companies within the framework of due diligence proceedings. The Seller hereby warrants and represents that all inquiries made within the framework of the purchase agreement negotiations and the due diligence proceedings have been answered completely and accurately to the best knowledge of the Seller. This applies in particular to inquiries related to the assets, the business activity and the financial situation of the Companies.

5.17.3 The Parties hereby agree that ss. 377 and 378 of the Commercial Code and the second sentence of ss. 460 of the Civil Code shall not be applicable hereto.

5.17.4 Through the execution or performance of this Agreement, the Seller is not selling either its entire assets or any substantial part thereof.

5.18      Legal Consequences

5.18.1 Insofar as the Seller has limited the above-mentioned representations and warranties by reference to its knowledge or lack thereof, warranty or damage compensation claims shall not exist if such statements merely be objectively false but shall only exist when such statements be consciously false.

5.18.2 The right to rescind this Agreement shall be excluded hereby. Insofar as any warranty claims or claims due to breach of contractual duties, warranties or representations exist, such shall be limited to reduction of the purchase price and damage compensation due to non-performance. Payment need only be rendered insofar as the sum of the justified reductions and damage compensation claims exceed DM 200,000.00.

          This limitation shall apply neither to claims arising from the violations of Sections 5.2, 5.3, 5.4.7 or 5.12 above nor to the provisions regarding the formulation of the Consolidated Half-Year Financial Statements.

          The Buyer must establish a reasonable period of at least one month by way of registered letter for the Seller to produce the conditions in accordance herewith.

5.18.3 The representations and warranties issued by the Seller do not relate to the merchandise procured from the Guarantor or to any claims related to such merchandise.

5.19      Limitation of Claims

5.19.1 Unless provided otherwise herein, all claims of the Buyer, even warranty and damage compensation claims on whatever legal ground, shall lapse upon the expiration of June 30, 1999.

5.19.2 The Seller shall be liable for the legal existence of the shares as well as for the right to transfer such to the Buyer for a period of 30 years from the Transfer Date.

5.19.3 Any claims of the Buyer related to taxes and social security contributions, including any claims to exemptions, shall lapse within one year after the corresponding decision by the relevant authority has become non-appealable.

6.        Covenant Not to Compete

6.1 The Seller hereby agrees for the period of five years from the Transfer Date to desist from any competition with the Companies in their current geographical and technical sector of activity. In particular, the Seller shall not hold shares either directly or indirectly in competing companies nor enter the service of any competing company nor promote any such company directly or indirectly in any way through advice or action.

6.2       The Parties are aware of the following:

          The Companies are active in the production and distribution of electrical and electronic propulsion elements, while the Seller and Berges Italiana S.r.l. produce and distribute mechanical propulsion elements which are merely electrically controlled. The Parties agree that the above-mentioned companies may continue to be active in their respective fields in the future, without such representing any breach of this Covenant Not to Compete.

          This shall apply irrespective of the fact that electrical and mechanical propulsion elements are interchangeable in specific cases. So long as Mr. Dietmar Sarstedt be Managing Director of the Seller and Chairman or member of the Board of Directors of Berges Italiana S.r.l. on the one hand and Managing Director of GmbH and Chairman of the Board of Directors of S.r.l. on the other, such shall not represent a breach of any covenant not to compete arising from his fiduciary duty vis-a-vis the individual companies.

7.        Management

7.1 Effective immediately, Mr. Herbert Wolfslast hereby resigns from his office as Managing Director of GmbH. Effective immediately, Mrs. Karen Sarstedt hereby withdraws as Prokuristin [holder of a general power of attorney] of the GmbH and from the Board of Directors of S.r.l. and shall provide any statements which are necessary to enter her withdrawal in the competent registry.

7.2 After the Buyer's take over of the shares in the Companies, Mr. Dietmar Sarstedt shall also manage the business of GmbH and S.r.l. as Managing Director and Chairman of the Board of Directors. The contractual relations between Mr. Dietmar Sarstedt and the two Companies shall be regulated as of the Transfer Date by way of the Employment Agreement attached hereto as Annex 22. Mr. Dietmar Sarstedt shall be entitled to Christmas money and a percentage of profit on a pro rata temporis basis for the 1997 calendar year from the employment agreements rescinded as of November 30, 1997. No further claims shall exist from the employment agreements rescinded as of November 30, 1997.

8.        Lease Agreements

The lease agreements existing between the Seller and Berges Italiana S.r.l. as Lessors of the one part and GmbH and S.r.l. as Lessees of the other regarding the commercial space used in Marienheide and Naturns shall be replaced as of the Transfer Date by the lease agreements attached hereto as Annex 14.


9.        Allocation Agreements

9.1 Employees of the Seller and Berges Italiana S.r.l. are active for GmbH and S.r.l. particularly in the accounting and controlling areas as well as in the warehouse and shipping departments. Conversely, employees of GmbH and S.r.l. also render services for the Seller and Berges Italiana S.r.l.

9.2 Furthermore, various material costs, such as for electricity, postal fees, cleaning costs, insurance premiums, etc. are mutually settled between the above-mentioned companies. The amounts mutually settled in the period from 1994 to 1996 may be found in Annex 23. In relation thereto, the following is hereby agreed upon between the Parties:

          GmbH and S.r.l. shall modify the present phone and fax systems at their own expense in order to determine in detail which of the Companies is to be allocated the specific costs. New systems shall be installed if necessary.

          In relation to the other costs, the Parties hereby agree that such shall be divided and settled as far as possible in accordance with the scope of the actual use or instigation. Any agreements reached in the past between the Seller and Berges Italiana S.r.l. of the one part and GmbH and S.r.l. of the other shall lose their validity as of the Transfer Date. In the event no exact costs can be calculated, an estimate shall be made as appears just based on the percentages evident in Annex 23.

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          The cost prices shall always be decisive. The settlement shall be made for each calendar year prior to 31 March of the following year. The Seller and Berges Italiana S.r.l. shall be entitled to claim monthly payments on account in the amount of 1/12 of the costs paid in the previous year after deductions. In the event any individual costs which were considered in the previous year be eliminated or in the event new costs arise, such shall be taken into account accordingly.

10.       Guarantee; Modified Joint and Several Liability

10.1 The Guarantor hereby assumes the absolute guarantee for all of the Seller's claims arising from this Agreement vis-a-vis the Buyer.

10.2 The Seller shall be liable jointly and severally for the obligations of Mrs. Karen Sarstedt arising from this Agreement and the Annexes hereto. The Buyer hereby waives the assertion of any claims from this Agreement against Mrs. Karen Sarstedt, with the exception of the claim to share transfer under Section1.3 hereof.

11.       Transition

11.1 As soon as this Agreement becomes binding for both Parties, the Seller shall ensure that the Buyer's agents be provided upon request any information regarding business transactions and be granted the opportunity to inspect all business documents.

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11.2      From the execution hereof,  the Seller shall ensure that the Companies only conduct any transactions outside the course of ordinary business after obtaining the Buyer's prior approval.

11.3 The Seller and the Buyer shall be obligated to provide each other any information and to cooperate in all transactions and legal acts which are necessary for the performance of this Agreement and to desist from anything which opposes the performance hereof. In relation to the assertion of claims against third parties or the defense against third-party claims, the Parties shall provide each other all necessary information and grant each other the opportunity to inspect any business documents necessary in this regard. The Companies shall authorize the Seller to conduct any necessary administrative proceedings on behalf of the Companies but at the costs of the Seller, insofar as the financial results of such proceedings affect the Seller.


12.       Final Provisions

12.1 Any modifications of or additions to this Agreement must be made in writing, unless notarization be required.

12.2 The Parties hereby confirm that no collateral agreements have been made. This Agreement completely and accurately reflects the will of the Parties.

12.3 In the event any provision hereof be null and void now or in the future, the remaining parts of this Agreement shall not be affected thereby. In the event of the nullity or invalidity of any clause hereof, such clause shall be replaced by that valid clause which most closely approximates the financial purpose of the invalid provision. This shall also apply in the event of any contractual gaps.

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12.4      This Agreement  shall replace all written and verbal  declarations  of intent of the Parties hereto which were issued in relation to the contractual negotiations, even in the event such declarations deviate from the content hereof.

12.5 This Agreement shall be subject to German law. Duesseldorf is hereby agreed upon as the jurisdiction for the settlement of all claims arising herefrom.

12.6 The Parties hereby declare that no property forms part of the assets of the Companies.


13.       Costs

The Buyer shall bear the costs of the notarization of the agreements pursuant to
Section 1.2 and Section 1.3 and any further costs which might result from the application for registration with the commercial register of any actions under this Agreement. Each Party shall bear the costs of its advisors.


Dusseldorf, this 23rd day of October 1997, 7 p.m.


     signed by K. Sarstedt, H. Wolfslast, D. Sarstedt and M. Schulte